UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 22, 2021

AgroFresh Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36316	46-4007249
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA		19106
(Address of Principal Executive Offices)		(Zip Code)
(267) 317-9139
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGFS	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 22, 2021, the board of directors of AgroFresh Solutions, Inc. (the “Company”) appointed John Atkin as a director, and as a member of the audit and compensation and talent committees of the board of directors. Mr. Atkin was designated by PSP AGFS Holdings, L.P. (the “Investor”), and constitutes one of the designees that the Investor is entitled to appoint pursuant to the terms of the Investment Agreement, dated as of June 13, 2020, between the Company and the Investor. Mr. Atkin, age 67, served as Chief Operating Officer of Syngenta AG, a global leader in technology for agriculture and horticulture, from February 2011 until his retirement in December 2014, and prior to that had served as Chief Operating Officer of Syngenta Crop Protection since 2000. Mr. Atkin currently serves as Chairman of Spearhead International, a U.K.-based farming company, Chairman of AgBiTech, an agricultural technology company, and as a member of the board of directors of Driscoll’s, a global fresh produce company. He also serves as non-executive board member of the Syngenta Foundation for Sustainable Agriculture and of AgriMetis, a venture capital funded company innovating in crop protection chemicals, and as a member of the Paine Schwartz Partners Food Chain Advisory Board. Mr. Atkin graduated from the University of Newcastle upon Tyne with a PhD and a BSc degree in Agricultural Zoology.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: September 27, 2021

AGROFRESH SOLUTIONS, INC. By: /s/ Thomas Ermi Name: Thomas Ermi Title: Vice President and General Counsel